UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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LATTICE SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2009

TO OUR STOCKHOLDERS:

You are cordially invited to attend the annual meeting of the stockholders of Lattice Semiconductor Corporation, which will be held on Tuesday, May 5, 2009, at 1:30 p.m., at our corporate headquarters, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the meeting. Included with the Proxy Statement is a copy of our 2008 Annual Report to Stockholders on Form 10-K for the fiscal year ended January 3, 2009. We encourage you to read the Form 10-K. It includes our audited financial statements and information about our operations, markets, and products.

In accordance with rules adopted by the Securities and Exchange Commission, we are pleased to furnish these proxy materials to stockholders for the first time primarily over the Internet rather than in paper form. We believe these rules allow us to provide our stockholders with expedited and convenient access to the information they need, while helping to conserve natural resources and lower the costs of printing and delivering proxy materials.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your shares as soon as possible. If you received notice of how to access the proxy materials over the Internet, a proxy card was not sent to you and you may vote only by telephone or online. If you received a proxy card and other proxy materials by mail, you may vote online, by telephone, or by signing and dating the proxy card and returning it in the envelope provided. Voting by telephone or over the Internet or by returning the proxy card will ensure your representation at the meeting but does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely,

Bruno Guilmart

President and Chief Executive Officer

Whether or not you plan to attend the meeting, please vote your shares as soon as possible. You can vote your shares over the Internet, by telephone, and, if you receive a proxy card by mail, by signing and dating the proxy card and returning it in the envelope provided. If you receive more than one proxy card because you own shares that are registered differently, then please vote all of your shares shown on all of your proxy cards following instructions listed on each of the individual proxy cards. Thank you.

5555 NE Moore Court

Hillsboro, Oregon 97124-6421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 5, 2009

TO OUR STOCKHOLDERS:

The annual meeting of stockholders of Lattice Semiconductor Corporation will be held at our corporate headquarters, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, on Tuesday, May 5, 2009, at 1:30 p.m., Pacific Time, for the following purposes:

1.	To elect two Class II directors, for a term of three years;

2.	To consider a proposal to amend our Restated Certificate of Incorporation to effect the declassification of the board of directors over the next three years;

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010; and

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 13, 2009, are entitled to vote at the meeting or any adjournment thereof. More information about these business items is described in the accompanying proxy statement. Any of the above matters may be considered at the annual meeting at the date and time specified above or at an adjournment or postponement of such meeting.

All stockholders are invited to attend the meeting in person. Whether or not you plan to attend the meeting, to assure your representation at the meeting, please vote as soon as possible. If you received notice of how to access the proxy materials over the Internet, a proxy card was not sent to you and you may vote only by telephone or over the Internet. If you received a proxy card and other proxy materials by mail, you may vote by mailing a completed proxy card, by telephone or over the Internet. For specific voting instructions, please refer to the information provided in the accompanying proxy statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the Internet. Any stockholder of record entitled to vote at the meeting may vote in person at the meeting even if he or she has returned a proxy.

By Order of the Board of Directors

Byron W. Milstead
Secretary

Hillsboro, Oregon

March 26, 2009

5555 NE MOORE COURT

HILLSBORO, OREGON 97124-6421

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our board of directors is soliciting proxies to be used at the 2009 annual meeting of stockholders to be held at our corporate headquarters and principal executive offices, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421 on Tuesday, May 5, 2009, at 1:30 p.m., Pacific Time, or at any adjournment thereof.

This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K were provided on or about March 26, 2009, to all stockholders entitled to vote at the meeting.

Purpose of Annual Meeting

The purpose of this annual meeting is:

1.	To elect Bruno Guilmart and Balaji Krishnamurthy as Class II directors of the Company for a term of three years;

2.	To consider a proposal to amend our Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect the declassification of the board of directors over the next three years; and

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010.

The board of directors recommends that stockholders vote “FOR” the election of Bruno Guilmart and Balaji Krishnamurthy as Class II directors of the Company, “FOR” the proposal to amend our Certificate of Incorporation to effect the declassification of the board of directors and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010.

Who Can Vote

Record holders of common stock at the close of business on March 13, 2009, may vote at the meeting. On March 13, 2009, there were 115,510,688 shares of common stock outstanding. Each stockholder has one vote for each share of common stock owned as of the record date. The common stock does not have cumulative voting rights.

How To Vote

Stockholders may vote their shares in person at the annual meeting, by mail, by telephone or over the Internet. Stockholders who hold their shares through a bank or broker should vote their shares in the manner prescribed by the bank or broker.

Voting in Person at the Meeting. If you attend the annual meeting and plan to vote in person, we will provide you with a ballot at the annual meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the annual meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Voting by Mail. By signing the proxy card and returning it in the prepaid and addressed envelope enclosed with proxy materials delivered by mail, you are authorizing the individuals named on the proxy card to vote your shares at the annual meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting so that your shares will be voted if you are unable to attend the meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone. To vote by telephone, please follow either the instructions included on your proxy card or the voting instructions you receive by e-mail or that are being provided via the Internet. If you vote by telephone, you do not need to complete and mail a proxy card.

Voting over the Internet. To vote over the Internet, please follow either the instructions included on your proxy card or the voting instructions you receive by e-mail or that are being provided via the Internet. If you vote over the Internet, you do not need to complete and mail a proxy card.

If you deliver a proxy card by mail or vote by telephone or over the Internet, the proxy holders will vote your shares in accordance with the instructions that you provide. If you do not specify how to vote your shares, the proxy holders will (i) vote them for each of the nominees for director named herein, (ii) vote them for approval of the proposal to amend the Certificate of Incorporation to effect the declassification of the board of directors, (iii) vote them for ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2009, and (iv) vote them in accordance with the recommendations of our board of directors, or, if no recommendation is given, in the discretion of the proxy holders, on any other business that may properly come before the meeting or any adjournment or adjournments thereof.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	sending a written notice of revocation to the Secretary of Lattice Semiconductor Corporation (the “Company”), at 5555 NE Moore Court, Hillsboro, Oregon 97124-6421;

•	entering a new vote by telephone, over the Internet or by submitting a properly signed proxy with a later date; or

•	voting in person at the meeting.

Vote Required for the Proposals

The votes required to approve the proposals to be considered at the annual meeting are as follows:

Proposal 1—Election of Directors. The two nominees for the board of directors receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, will be elected as directors. You may vote “FOR” the nominees for election as directors, or you may “WITHOLD” your vote with respect to one or more nominees. For purposes of determining whether a quorum exists for the meeting, if you return a proxy card or vote by telephone or over the Internet and withhold your vote from the election of all directors, your shares will be counted as present.

If the election of directors at this annual meeting is uncontested and any director receives a greater number of “WITHHELD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director shall submit a letter of resignation for consideration by the nominating and governance committee. The nominating and governance committee shall recommend to the board of directors the action, including acceptance or rejection, to be taken with respect to such offer of resignation. Within 120 days of the stockholder meeting, the board of directors shall act with respect to such offer of resignation.

Proposal 2—Approval of Amendment of the Certificate of Incorporation to Effect the Declassification of the Board of Directors. Approval of the amendment of the Certificate of Incorporation to effect the declassification of the board of directors requires the affirmative vote of 66 2/3% of the shares outstanding and entitled to vote at an election of directors.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to approve the amendment of the Certificate of Incorporation.

Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP for the current fiscal year requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year.

Quorum; Abstentions; Broker Non-Votes

A majority of the shares of common stock issued and outstanding on March 13, 2009, the record date for the annual meeting, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. A quorum must be present in order to hold the annual meeting and to conduct business. Your shares are counted as being present if you vote in person at the meeting, by telephone, over the Internet, or by submitting a properly executed proxy card. Shares that are voted “FOR”, “AGAINST”, “ABSTAIN”, or “WITHHELD” from a proposal are treated as being present at the meeting for purposes of establishing a quorum.

Abstentions are counted as shares present at the meeting for purposes of determining whether a quorum exists and have the effect of a vote against any matter as to which they are specified.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year should be considered routine matters. To the extent your brokerage firm votes your shares on your behalf on either or both of these two proposals, your shares also will be counted as present for the purpose of determining a quorum.

We believe the proposal to approve amendments to the Certificate of Incorporation to effect the declassification of the board of directors generally should be considered a non-routine matter. Consequently, without your voting instructions, your brokerage firm cannot vote your shares on this proposal. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. Broker non-votes will have the same effect as a vote “AGAINST” the proposal to amend the Certificate of Incorporation.

Electronic Availability of Proxy Materials for 2009 Annual Meeting

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about March 26, 2009, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs stockholders on how to access a proxy card to vote over the Internet or by telephone.

This new process is designed to expedite stockholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the annual meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. Classes consist of two or three directors. Pursuant to action by the nominating and governance committee of the board of directors, the Company will be nominating two Class II directors, named below, at the meeting to serve three-year terms ending in 2012. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

The following table briefly describes the nominees for director and the directors whose terms will continue. Except as otherwise noted, each has served in his principal occupation for at least five years. There are no family relationships among any of our directors or executive officers. There are no material proceedings to which directors, executive officers or 5% shareholders are adverse to the Company. There have been no legal proceedings involving directors or executive officers during the last five years material to such person’s ability or integrity.

Nominees	Age	Principal Occupation and Other Directorships	Director Since	Current Term Expires	Class
Balaji Krishnamurthy	55	President of LogiStyle since September 2005; former Chairman, President and Chief Executive Officer of Planar Systems, Inc. until September 2005.	2005	2009	II

Bruno Guilmart	48	President and Chief Executive Officer of Lattice Semiconductor Corporation since July 2008; former Chief Executive Officer of the Unisem (M) Berhad Group from August 2007 until June 2008 and former President and Chief Executive Officer of Advanced Interconnect Technologies, Inc. until August 2007.	2008	2009	II

Continuing Directors

Patrick S. Jones	64	Private investor since 2001; former Chief Financial Officer of Gemplus SA until April 2001; member of Board of Directors of Openwave Systems Inc. and Novell, Inc.	2005	2011	I

W. Richard Marz	65	President of MMW Group, a technology consulting firm, since 2006; former Executive Vice President, Strategic Marketing of LSI Corp. until 2006, Executive Vice President, Communications & ASIC Technology of LSI Logic, 2002 to 2006; member of Board of Directors of Perceptron Inc.	2007	2011	I

David E. Coreson	62	Former Senior Vice President of Tektronix, Inc. until June 2004.	2005	2010	III

Gerhard H. Parker	65	Former Executive Vice President, New Business Group of Intel Corporation until May 2001; member of Board of Directors of Applied Materials Inc. and FEI Company.	2005	2010	III

In March 2009, the nominating and governance committee of the board of directors determined that Daniel S. Hauer, a current Class II director, would not be nominated for re-election to the board of directors. In order to provide for an equal apportionment of our directors among the three classes, Bruno Guilmart, a current Class I director, will resign as a Class I director and be appointed by the board of directors as a Class II director, with both the resignation and re-appointment to be effective immediately prior to the commencement of the annual meeting. Mr. Guilmart will then stand for election as a Class II director at the annual meeting. Immediately prior to the annual meeting, the board of directors intends to reduce the authorized number of directors from seven to six.

Under the terms of our amended and restated bylaws and corporate governance guidelines, which were approved by the board of directors in January 2006, any director appointed by the board of directors to fill future vacancies on the board will be required to stand for election at the first annual stockholders meeting following the director’s appointment.

Required Vote

The nominees receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, shall be elected as the Class II directors.

If the election of directors at this annual meeting is uncontested and any director receives a greater number of “WITHHELD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director shall submit a letter of resignation for consideration by the nominating and governance committee. The nominating and governance committee shall recommend to the board of directors the action, including acceptance or rejection, to be taken with respect to such offer of resignation. Within 120 days of the stockholder meeting, the board of directors shall act with respect to such offer of resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF BRUNO GUILMART AND BALAJI KRISHNAMURTHY AS CLASS II DIRECTORS OF THE COMPANY.

Director Independence

The board of directors has determined that each of our directors, except Mr. Guilmart, is independent within the meaning of the applicable rules and regulations of the SEC and the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), as currently in effect. Furthermore, the board of directors has determined that each of the members of each of the committees of the board of directors is “independent” under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ, as currently in effect.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meetings of stockholders, directors are encouraged to attend. All directors, except Mr. Parker, attended the last annual meeting of stockholders.

Board Meetings and Committees

In 2008, the board of directors held a total of ten meetings. The independent directors meet regularly without the presence of management. Mr. Jones, in his capacity as chairman of the board, led meetings of independent directors in 2008. Each of our current directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which such director served.

Our board of directors currently has three standing committees: the audit committee, the compensation committee, and the nominating and governance committee. Each of these committees operates under a written charter adopted by the board of directors. Copies of each of the committee charters are available on our website at the following address: http://www.latticesemi.com/corporate/investorrelations/governance/index.cfm.

Audit Committee

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The audit committee oversees the accounting and financial reporting process and the external audit process of the Company and assists the board of directors in the oversight and monitoring of (i) the integrity of the financial statements of the Company, (ii) the internal accounting and financial controls of the Company, (iii) compliance with legal and regulatory requirements, and (iv) the qualifications, performance, and independence of the Company’s independent registered public accounting firm. In this capacity, the audit committee is responsible for appointing, approving the compensation of, and overseeing the work of the independent registered public accounting firm. In addition, the audit committee reviews and approves all work performed by the independent registered public accounting firm. The audit committee meets regularly with management and with our independent registered public accounting firm, which has access to the audit committee without the presence of management representatives.

During 2008, the audit committee was composed of Mr. Jones (chairman of the committee), Mr. Krishnamurthy, for a portion of the year, Mr. Merlo, for a portion of the year, and Mr. Parker. The audit committee met eight times in 2008. Currently, the committee is composed of Mr. Jones, Mr. Krishnamurthy, and Mr. Parker. Our board of directors has determined that the audit committee members meet the financial literacy requirements under applicable NASDAQ rules and that Mr. Jones qualifies as an audit committee financial expert under applicable SEC rules.

Compensation Committee

The compensation committee evaluates and, subject to obtaining the agreement of all the independent directors, approves our chief executive officer’s compensation, including salary, equity, and cash-based variable compensation, approves the compensation of our other executive officers, and reviews succession planning for the chief executive officer position. The committee also administers our equity plans and handles other compensation issues. During 2008, the compensation committee was composed of Mr. Coreson, Mr. Hauer (chairman of the committee), Mr. Krishnamurthy, and Mr. Marz. The compensation committee met eleven times in 2008. Currently, the committee is composed of Mr. Coreson, Mr. Hauer, Mr. Krishnamurthy, and Mr. Marz. The board of directors intends to appoint Mr. Marz as chairman of the committee promptly following the completion of the 2009 annual meeting.

Nominating and Governance Committee

The nominating and governance committee identifies qualified persons to become directors and recommends candidates for all vacant directorships to be filled by the board of directors or by the stockholders, reviews and evaluates the performance of the board of directors and each committee of the board of directors, makes recommendations to the board of directors for nominees to the committees of the board of directors, and oversees compliance with our corporate governance policies. During 2008, the nominating and governance committee was composed of Mr. Coreson (chairman of the committee), Mr. Jones, Mr. Merlo, for a portion of the year, and Mr. Marz. The nominating and governance committee met five times in 2008. Currently, the committee is composed of Mr. Coreson, Mr. Jones and Mr. Marz.

The nominating and governance committee believes that each of the Company’s directors should have certain minimum personal qualifications, including the following:

•	professional competence, expertise, and diversity of background that is useful to the Company;

•	the desire and ability to serve as a director, and to devote the time and energy required to fulfill the responsibilities of the position successfully;

•	character, judgment, experience, and temperament appropriate for a director; and

•	independence, together with personal and professional honesty and integrity of the highest order.

The committee evaluates candidates for nomination on the basis of their individual qualifications, and also on the basis of how such individuals would provide valuable perspective or fill a need on the board of directors. Factors in such determination include:

•	the current size and composition of the board of directors;

•	the independence of the board of directors and its committees;

•	the presence on the board of directors of individuals with expertise in areas useful to the Company;

•	the diversity of individuals on the board of directors, including their personal characteristics, experiences, and backgrounds;

•	the number of other boards on which the candidate serves; and

•	such other factors as the committee or the board of directors consider significant.

The nominating and governance committee will consider candidates for our board of directors suggested by its members, other members of the board of directors, our senior management, individuals personally known to members of our board, and our stockholders. From time to time, the committee may solicit proposals for candidates from interested constituencies, or may use paid third-party search firms to identify candidates.

Under the terms of its charter, the committee is obligated to consider in good faith any candidate recommended by one or more of our ten largest unaffiliated stockholders of record, provided that, in the committee’s judgment, the candidate satisfies the criteria for board service set forth in the committee’s charter. The committee evaluates candidates in the same manner regardless of how such candidates are brought to the attention of the committee.

Stockholders who wish to submit names of candidates for our board of directors for consideration by the nominating and governance committee should do so in writing, addressed to the nominating and governance committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, and should include the following information:

•

a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee (if the stockholder believes that they are one of our ten largest unaffiliated stockholders, then the stockholder should include language to this effect in their statement);

•	the name and contact information for the candidate;

•	a statement of the candidate’s occupation and background, including education and business experience;

•	information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•

a statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company; and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

•	a statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Additional information may be requested by the committee as appropriate.

In addition, our bylaws permit stockholders to nominate individuals to stand for election to our board of directors at an annual stockholders meeting. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date specified under “Stockholder Proposals—Other Stockholder Proposals and Director Nominations.” Such notice must include the information specified in our bylaws, a copy of which is available from our corporate secretary upon written request.

Executive Search Committee

In January 2008, the board of directors formed a special executive search committee to act in the name and on behalf of the board of directors with respect to finding a new chief executive officer of the Company. The executive search committee was empowered to hire consultants and advisors (including but not limited to an executive search firm), interview candidates, negotiate compensation (including equity compensation, and any other benefits or arrangements), approve such compensation and benefits, and act concerning any other related matters, provided that the final determination with respect to the hiring and compensation of a new chief executive officer of the Company shall be made by the full board of directors. The special committee is composed of Mr. Hauer, Mr. Jones (chairman of the committee), Mr. Marz, and Mr. Parker. The executive search committee ceased activities upon the employment of Bruno Guilmart by the Company as its chief executive officer.

Communications with the Board of Directors

Stockholders may communicate with the board of directors by writing to us c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. Stockholders who would like their submission directed to a member of the board of directors may so specify, and the communication will be forwarded, as appropriate.

Audit and Related Fees

Under its charter the audit committee oversaw and pre-approved all audit and permissible non-audit services performed by KPMG LLP. The audit committee also reviewed and pre-approved the proposed fees to be charged by KPMG LLP for such services, and ratified any increase in fees resulting from an increase in the scope of work to be performed. In its review of non-audit services, the audit committee considered whether the provision of such services was compatible with maintaining the independence of KPMG LLP. The following table sets forth the fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal years 2008 and 2007, and fees billed for other services rendered by KPMG LLP during those periods.

	2008	2007
Audit Fees(1)	$838,800	$900,872
Audit-Related Fees(2)	25,000	—
Tax Fees(3)	—	1,000

Total fees	$863,800	$901,872

(1)	This category includes fees billed for the audit of the annual financial statements included in our Annual Report on Form 10-K, review of the quarterly financial statements included in our quarterly reports on Form 10-Q, audit of our internal controls, issuance of consents and assistance with and review of documents filed with the SEC, statutory audits of certain of our international subsidiaries and, for 2008, for accounting services related to our offer to exchange stock options completed during February 2009.
(2)	This category consists of fees billed for services relating to the audit of employee benefit plans.
(3)	This category consists of fees billed for services related to a review of transfer pricing issues relating to certain of our international subsidiaries.

The audit committee reviews and approves in advance all audit and non-audit services provided by the Company’s independent registered public accounting firm (or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible). In this regard, the audit committee has the sole authority to approve the hiring and firing of the independent registered public accounting firm, and to determine all audit and non-audit engagement fees and terms with the independent registered public accounting firm.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The responsibilities of the audit committee are fully described in the audit committee charter. Management is responsible for maintaining our financial controls and preparing our financial reports. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing an audit report. The audit committee’s responsibility is to execute the audit committee charter and oversee these processes. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended January 3, 2009 with management and our independent registered public accounting firm.

The audit committee discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm the independent accountant’s independence from Lattice and our management.

Based upon the audit committee’s discussions with management and our independent registered public accounting firm and the audit committee’s review of the representations of management, the report of our independent registered public accounting firm, and the information referenced above, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 3, 2009, for filing with the SEC.

Audit Committee

Patrick S. Jones, Chairman

Balaji Krisnamurthy

Gerhard H. Parker

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Role of the Compensation Committee

The compensation committee, comprised of directors who satisfy the independence requirements of NASDAQ, the SEC, and the Internal Revenue Code, reviews, approves, and administers our executive compensation program. As set forth in the committee charter, the role of the compensation committee is to act for the board of directors to oversee the compensation of our chief executive officer and other executive officers, and to oversee the executive officer compensation plans, policies, and programs of the Company. The committee also oversees our employee equity incentive plans, and reviews and approves equity grants to our employees.

The compensation committee annually evaluates and, subject to obtaining the agreement of all the independent directors, approves the chief executive officer’s compensation, including (a) the annual base salary, (b) the annual cash-based variable compensation program, including the specific goals and target award amounts, (c) equity compensation, (d) any employment agreement, severance arrangement, or change in control agreement/provision, and (e) any other benefits, compensation, or arrangements. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of the chief executive officer, evaluates his performance in light thereof, and considers other factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals.

The compensation committee also annually evaluates and approves for the other executive officers of the Company (a) the annual base salary, (b) the annual cash-based variable compensation program, including the target award amounts, (c) equity compensation, (d) any employment agreement, severance arrangement, or change in control agreement/provision, and (e) any other benefits, compensation, or arrangements. The compensation committee consults with the chief executive officer regarding the specific goals established for the other executive officers in connection with the annual cash-based variable compensation program.

The compensation committee has the authority to retain its own compensation consultants and outside legal, accounting, and other advisors at the Company’s expense. Such consultants and advisors report directly to the compensation committee and the committee has the authority to approve the fees payable to such advisors by the Company and other terms of retention. The compensation committee does not delegate its authority to such consultants or advisors. Beginning in 2005, the compensation committee retained a compensation consulting firm, Compensia, Inc., and has considered such firm’s input in evaluating compensation trends and best practices, identifying peer group companies and benchmarking compensation data, and other aspects of administering the Company’s executive compensation program. Compensia serves at the discretion of the compensation committee and did not provide any other services to the Company in fiscal 2008. In addition, in fiscal 2008, the Company engaged the services of Radford Surveys + Consulting in connection with a proposed value-for-value stock option exchange which was consummated by the Company during the first quarter of fiscal 2009 and provided certain reports to the compensation committee.

Compensation Philosophy

We believe that executive compensation arrangements and practices should be clear and unambiguous, and should be fully approved by the compensation committee and disclosed to stockholders. We endeavor to attract, motivate and retain highly qualified employees, to align our executives’ interests with those of our stockholders and to provide our executives with certain additional compensation when superior financial results are achieved. In order to accomplish these goals we adhere to the following compensation philosophies:

•	We pay base salaries that are competitive and consistent with the marketplace and our peers.

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We maintain variable, performance-based compensation programs that are designed to encourage and reward strong financial and operational results. We believe that basing annual incentive cash payments on the achievement of financial and operational goals links our variable, performance-based compensation program with the creation of stockholder value. We also believe our senior management has the highest potential to impact our business results and thus variable, performance-based cash compensation may constitute a higher percentage of our executives’ overall potential cash compensation. We also believe that senior management performance should be measured primarily by business results that are linked to stockholder interests. Although junior level employees participate in our variable, performance-based cash compensation programs to align their interests with those of our stockholders, their potential incentive cash payments represent a lower percentage of their overall potential cash compensation.

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We maintain equity based compensation programs to retain our executives and senior employees and to further align their interests with those of the stockholders. Our initial grants to executives are targeted to approximate the 50th percentile of our peer group based on our valuation of the grants using the Black-Scholes valuation model, although deviations from this target may occur as required to attract and employ particular executives. Subsequent grants to executives are competitive and consistent with the marketplace and our peers and are based on our valuation of the grants using the Black-Scholes model.

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We strive to maintain an egalitarian culture in which the compensation programs offered to all employees are aligned to ensure consistent effort to achieve financial and operational goals and thus, to increase stockholder value. We believe that senior management should be held to the same standards as other employees. Therefore, we offer only limited enhanced benefits to senior management, and only with a direct business purpose.

We believe that cash-based variable compensation of executive officers should be directly linked to our short-term or annual performance, while longer-term incentives, such as equity compensation, should be aligned with the objective of enhancing stockholder value over the long term. We believe the use of equity compensation strongly links the interests of Company management to the interests of our stockholders.

In addition, we believe that our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, retain, and motivate the senior executives whom we believe are critical to our long-term success. We believe that we can accomplish our executive compensation goals while maintaining appropriate levels of internal equity, both between the chief executive officer and other executives, and between executives and other non-executive employees.

Comparisons to Benchmark Data

As part of its process for reviewing and approving executive compensation for fiscal 2007 and 2008, the compensation committee used benchmark data for a peer group of companies, principally mid-sized technology companies located in California and Oregon, and for the Company’s direct business competitors, some of which are significantly larger than the Company. Benchmark data was collected and analyzed with the assistance of Compensia. Peer group comparisons were judged in part with reference to the relative size and financial performance of the Company and the members of the peer group.

For fiscal 2007, the peer group was unchanged from fiscal 2006, and consisted of the following companies:

Cirrus Logic, Inc.

DSP Group, Inc.

ESS Technology, Inc.

Genesis Microchip, Inc.

Micrel, Inc.

Microsemi Corporation

PMC-Sierra, Inc.

Pixelworks, Inc.

Power Integrations, Inc.

Semitech, Inc.

SigmaTel, Inc.

Silicon Laboratories, Inc.

TriQuint Semiconductor, Inc.

Vitesse Semiconductor Corporation

For fiscal 2008, the compensation committee changed the peer group of companies to better match the size and financial performance of the Company. The 2008 peer group consisted of the following companies:

Applied Micro Circuits Corporation

Atheros Communications, Inc.

Cirrus Logic, Inc.

DSP Group, Inc.

Genesis Microchip, Inc.

Micrel, Inc.

Microsemi Corporation

PMC-Sierra, Inc.

Power Integrations, Inc.

Silicon Image, Inc.

Semitech, Inc.

Silicon Laboratories, Inc.

Standard Microsystems Corporation

TriQuint Semiconductor, Inc.

Since the benchmark process was initiated for fiscal 2006, the group of direct business competitors has consisted of the following companies:

Actel Corporation

Altera Corporation

Atmel Corporation

Cypress Semiconductor Corporation

LSI Corporation

Xilinx, Inc.

The compensation committee intends to review the list of peer group companies and business competitors annually, and consider changes to the groups based on changes in the size or financial performance of such companies.

Components of Executive Compensation

The principal components of executive compensation are base salary, annual cash-based variable compensation, and equity grants.

Base Salary

Base salaries are set based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The compensation committee periodically conducts surveys of companies in our industry in order to determine whether our executive base salaries are in a competitive range. Generally, salaries are set in the middle of this range. Base salaries for Mr. Guilmart and Mr. Milstead were set in July 2008 and May 2008, respectively, at the time of their hiring. Base salaries of the executive officers who departed the company in 2008 were set in August 2005, and were reviewed in February 2008. Base salaries for Mr. Baker and Mr. Johannessen were increased by five percent and three percent, respectively, at that time. These increases were made prior to the notifications by Mr. Baker and Mr. Johannessen of their intentions to resign their positions with the Company. Mr. Skaggs and Mr. Donovan did not receive increases in base salary during 2008.

Mr. Johannessen received a bonus of $20,000 for his service as interim chief executive officer. Mr. O’Brien’s salary was increased from $129,780 to $159,780 upon his appointment as interim chief financial officer.

Cash-based Variable Compensation

In December 2007, the compensation committee, having obtained the approval of the independent members of the board of directors with respect to the chief executive officer, approved the 2008 Executive Variable Compensation Plan (the “2008 Plan”). The chief executive officer, other executive officers, and other members of senior management, including vice presidents and director-level employees as nominated by the chief executive officer and approved by the compensation committee, were eligible to participate in the 2008 Plan.

Under the 2008 Plan, individual cash awards would be based both on Company performance, as measured by achievement of revenue and operating income performance goals approved by the board of directors prior to the commencement of the plan year, and individual performance. The revenue and operating income goals were equally weighted in calculating awards under the 2008 Plan. The compensation committee determined the individual performance of the chief executive officer, and the chief executive officer determined the individual performance of the other participants. For each participant, a specified minimum achievement against the revenue and operating income objectives was required to be eligible for any award.

The compensation committee approved a target cash award and a maximum cash award for each participant, based on the participant’s annual base salary. As set in December 2007, the target cash awards ranged from 7.5% of base salary for certain director-level employees to 90% of base salary for the chief executive officer. The maximum cash awards were set at two times the target awards. The target cash award and maximum cash award for each of the Company’s named executive officers, including named executive officers who either joined the Company or became executive officers during the year, participating in the 2008 Plan were as follows:

Named Executive Officer	Target Cash Award	Maximum Cash Award
Stephen A. Skaggs, President and Chief Executive Officer	$360,000	$720,000

Bruno Guilmart, President and Chief Financial Officer(1)	$304,973	$304,973

Jan Johannessen, Senior Vice President and Chief Financial Officer	$131,046	$262,092

Robert W. O’Brien, Interim Chief Financial Officer and Corporate Controller(2)	$12,978	$25,956

Byron W. Milstead, Corporate Vice President, General Counsel and Secretary(3)	$61,944	$154,860

Stephen M. Donovan, Corporate Vice President, Sales	$90,845	$181,690

Martin R. Baker, Corporate Vice President, General Counsel and Secretary	$89,880	$179,760

(1)	Mr. Guilmart joined the Company as President and Chief Executive Officer in July 2008. Under the terms of his employment agreement, Mr. Guilmart was eligible to receive a pro-rated annual incentive bonus with 50% of such bonus to be earned based upon the achievement of Mr. Guilmart’s performance objectives (as mutually agreed upon between Mr. Guilmart and the Committee), and 50% of the bonus to be earned based upon the achievement of Company performance goals determined by the Committee. This bonus was subject to proration.
(2)	Mr. O’Brien was appointed Interim Chief Financial Officer in July 2008.

(3)	Mr. Milstead joined the Company in May 2008. Under the terms of his employment agreement, Mr. Milstead was eligible to receive an incentive bonus with a target award of 40% of his base salary with a maximum bonus of 250% of that award, subject to proration in 2008.

In January 2008, Mr. Skaggs and the Company entered into an agreement pursuant to which Mr. Skaggs agreed to resign as an officer, employee, and member of the board of directors of the Company effective not later than May 31, 2008. Pursuant to the terms of the agreement, Mr. Skaggs did not receive any payments pursuant to the 2008 Plan, but instead received a severance payment that was calculated in part based upon his target cash award under the 2008 Plan.

In March 2008, Mr. Donovan resigned as an officer and employee of the Company effective in April 2008. In March 2008, Mr. Baker resigned as an officer and employee of the Company effective in May 2008. In July 2008, Mr. Johannessen resigned as an officer and employee of the Company effective in July 2008. None of Mr. Donovan, Mr. Baker or Mr. Johannessen received any payments under the 2008 Plan, or as a severance payment.

In connection with the employment of Mr. Guilmart, the compensation committee, having obtained the approval of the independent members of the board of directors, included in the Company’s employment agreement with Mr. Guilmart a provision setting Mr. Guilmart’s annual incentive bonus or cash award target at 100% of his base salary or $615,000 with a maximum bonus or cash award set at 150% of that target amount or $922,500. In connection with the employment of Mr. Milstead, Mr. Milstead’s annual incentive bonus or cash award target was set at 40% of his base salary or $98,002 with a maximum bonus or cash award set at 250% of that target amount or $205,004. These amounts were subject to pro ration for fiscal 2008.

The 2008 Plan required that the Company be profitable on an operating basis (excluding intangible asset amortization and other board-approved extraordinary expense items), or there would be no payments under the 2008 Plan. Under the 2008 Plan as defined in December 2007, the aggregate target cash awards for all participants totaled approximately $2.2 million, and the aggregate maximum cash award for all participants totaled approximately $4.4 million, excluding the additional amounts subject to payment to Mr. Guilmart and Mr. Milstead. Because disclosure of specific metrics that were used to measure performance under the 2008 Plan would give competitors insights into our financial models and strategic market analysis that we believe would be harmful to our competitive position, we have not disclosed the specific revenue and operating income levels that must have been achieved in order for cash awards to be earned. The compensation committee and Company management believed that it would be challenging for the Company’s named executive officers to achieve performance levels such that the target cash awards would be earned for fiscal year 2008, and extremely difficult to achieve performance levels triggering the maximum cash awards. Both the revenue and the operating income levels that would have had to be achieved for fiscal 2008 in order for the target cash awards to be earned represented substantial improvements over the revenue and operating income levels achieved for fiscal 2007. The performance goals of the 2008 Plan were not achieved, and as a result no payments were made pursuant to the 2008 Plan.

In December 2008, the compensation committee, having obtained the approval of the independent members of the board of directors with respect to the chief executive officer, approved the 2009 Bonus Plan (the “2009 Plan”). The chief executive officer, other executive officers, and other members of senior management, including vice presidents and director-level employees, together with all other employees of the Company are eligible to participate in the 2009 Plan. Under the 2009 Plan, individual cash awards for the chief executive officer and other executive officers will be based both on Company performance, as measured by achievement of GAAP operating income performance goals approved by the board of directors prior to the commencement of the plan year, and individual achievement of personal performance objectives. The compensation committee will determine the individual performance of the chief executive officer, and the chief executive officer will determine the individual performance of the other participants. For each participant, a specified minimum achievement against the GAAP operating income objectives is required to be eligible for any award. The target cash award and maximum cash award for each of the Company’s named executive officers participating in the 2009 Plan, as set in December 2008, were as follows:

Executive Officer	Target Cash Award	Maximum Cash Award
Bruno Guilmart, President and Chief Executive Officer	$184,500	$415,125

Michael G. Potter, Corporate Vice President and Chief Financial Officer(1)	$79,750	$179,438

Robert W. O’Brien, Interim Chief Financial Officer and Controller(2)	$15,978	$35,951

Byron W. Milstead, Corporate Vice President, General Counsel and Secretary	$55,126	$123,972

Christopher M. Fanning, Corporate Vice President-Low Density(3)	$85,500	$192,375

Sean Riley, Corporate Vice President-High Density(4)	$75,000	$168,750

(1)	Mr. Potter joined the Company as Corporate Vice President and Chief Financial Officer in February 2009 and his initial annual salary is $290,000. His bonus for 2009 is subject to proration.
(2)	Mr. O’Brien served as Interim Chief Financial Officer from July 2008 to February 2009 at which time Michael G. Potter was hired by the Company to serve as Corporate Vice President and Chief Financial Officer. Mr. O’Brien’s target cash award and maximum cash award are based on his status as Controller of the Company.
(3)	Mr. Fanning was designated an executive officer of the Company in February 2009.
(4)	Mr. Riley was designated an executive officer of the Company in February 2009.

The 2009 Plan requires that the Company be profitable on a GAAP operating basis, or there will be no payments under the 2009 Plan. Under the 2009 Plan as defined in December 2008, the aggregate target cash awards for all executive management participants in the 2009 Plan, including the chief executive officer, other executive officers, and other members of senior management, including vice presidents and director-level employees, total approximately $1.2 million, and the aggregate maximum cash awards for all management participants total approximately $2.5 million. The compensation committee and Company management believe that it would be challenging for the Company’s named executive officers to achieve performance levels such that the target cash awards would be earned for fiscal year 2009, and extremely difficult to achieve performance levels triggering the maximum cash awards. The GAAP operating income level that would have to be achieved for fiscal 2009 in order for the target cash awards to be earned represent a substantial improvement over the operating income level achieved for fiscal 2008.

Equity Incentive Plans

The principal equity component of executive compensation historically has been our employee stock option program. Stock options are generally granted when an executive joins us and on an annual basis thereafter under a replenishment program. Initial stock option grants vest over a period of four years. The purpose of the annual replenishment program is to ensure that our executives always have options that vest in increments over a subsequent four-year period. Stock options are also occasionally granted for promotions or other special achievements. Stock options provide a means of retention and motivation for our executives and also align their interests with long-term stock price appreciation.

All stock option grants have a per share exercise price equal to the fair market value of our stock on the date of grant. The Company has not granted, nor does it intend in the future to grant, equity-based compensation awards (stock options and/or restricted stock units) to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our stock, such as a significant positive or negative earnings announcement. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.

In early 2007, in connection with an overall revision of the Company’s equity compensation practices undertaken by the compensation committee in light of accounting changes and changes in competitive compensation practices, the compensation committee moved away from the practice of granting solely stock options in favor of a blend of options and restricted stock units, or RSUs. In addition, the compensation committee has, in part, tied the number of shares to be granted in a given year to officers, including executive officers, to the Company’s performance to its annual plan. In order to implement the alignment of officer equity incentive grants to annual plan performance, the timing of these grants was moved from the regularly scheduled board meeting occurring in the Company’s third fiscal quarter to the regularly scheduled board meeting occurring in the first fiscal quarter. In addition, in order to assure that executive officers receive equity incentive compensation only when our stockholders also benefit, the vesting of RSUs granted to executive officers at that time was contingent upon certain annual appreciation in the Company’s stock price, as described in note 10 to the Summary Compensation Table below.

In February 2008, the compensation committee approved grants of RSUs and stock options to the Company’s executive officers other than our chief executive officer. In March 2008, Mr. Donovan resigned as an officer and employee of the Company effective in April 2008. In March 2008, Mr. Baker resigned as an officer and employee of the Company effective in May 2008. In July 2008, Mr. Johannessen resigned as an officer and employee of the Company effective in July 2008. As a result of their resignations, the RSUs and stock options granted to Mr. Donovan, Mr. Baker and Mr. Johannessen did not vest and were cancelled. In July 2008, the compensation committee, upon obtaining the agreement of all independent directors, approved a grant of 2,000,000 stock options to Bruno Guilmart in connection with his employment as the President and Chief Executive Officer of the Company. In August 2008, the compensation committee approved a grant of 22,400 RSUs and 266,700 stock options to Byron Milstead in connection with his employment as Corporate Vice President, General Counsel and Secretary. In February 2009, the compensation committee approved a grant of 500,000 stock options to Michael G. Potter in connection with his employment as Corporate Vice President and Chief Financial Officer.

Executives are also eligible to participate in a payroll deduction employee stock purchase plan. Under this plan, available to all domestic employees, Company stock may be purchased at 85% of the fair market value at the beginning or end of a six-month offering period, whichever is less, provided that the per share purchase price is not less than the book value of the Company’s common stock on the purchase date (up to a maximum of $25,000 worth of stock per calendar year or 10% of salary, whichever is less).

Broad-based Compensation Plans

Other elements of executive compensation include participation in a broad-based life and disability insurance program, broad-based medical benefits, and the ability to defer compensation pursuant to a broad-based 401(k) plan. For 2008, the Company’s 401(k) matching contributions were a maximum of $750 per fiscal quarter, and were conditioned on the Company’s profitability for such quarter, as measured on a non-GAAP basis as approved by the compensation committee. Matching contributions were not paid in 2008 due to the lack of Company profitability. The Company has suspended the matching contribution for 2009 until the Company returns to profitability. Matching contributions vest after four years of employment. The Company does not maintain a pension plan or any other defined benefit retirement plans.

Other Executive Benefit Arrangements

Prior to December 2008, executive officers and certain other members of senior management were eligible to defer compensation pursuant to an executive deferred compensation plan. The deferred compensation plan was offered to higher level employees in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) plan. No Company contributions were made to the executive deferred compensation plan, and no guaranteed rates of return or other above-market investment alternatives are made available under the plan.

The Company provides certain supplemental life and disability insurance coverage to executive officers and certain other members of senior management. Because the Company negotiates these insurance arrangements on a bulk basis, such insurance coverage, whether issued on a group basis or individually underwritten, is obtained by the Company at rates that are likely to be better than those obtainable by individuals seeking comparable insurance coverage on their own. The premiums paid by the Company for such supplemental insurance are considered a taxable benefit to the employee, and the Company makes payments on behalf of the executive officers and such other members of senior management for the estimated effect of taxes on such premium payments, as disclosed in the Summary Compensation Table below.

Employment Agreements

In August 2005, the Company entered into an employment agreement with its then chief executive officer, Stephen A. Skaggs. The agreement provided for “at-will” employment and set forth the basic terms of the chief executive officer’s compensation package, including base salary, potential non-equity incentive compensation, equity compensation, and severance arrangements. The agreement was the result of negotiations between Mr. Skaggs, as represented by independent counsel whose fees were paid by the Company up to a cap of $20,000, and the independent members of our board of directors, principally acting through Mr. Jones, the chairman of the board, as represented by outside counsel for the Company. Under the terms of the agreement, the board of directors enjoyed the right to terminate the employment of the chief executive officer with or without cause (as defined in the employment agreement) by giving 30 days advance written notice. In turn, the chief executive officer also enjoyed the right to terminate his employment by giving the Company 30 days advance written notice.

If the board of directors terminated the chief executive officer’s employment without cause or if the chief executive officer terminated his employment with Good Reason (as defined in the employment agreement), then he would be entitled to receive certain severance benefits. In addition, if the chief executive officer was terminated without cause or terminated his employment with Good Reason within 24 months of a change in control (as defined in the employment agreement), he would receive certain severance benefits. All severance payments were conditioned upon the execution by the chief executive officer of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement.

Pursuant to a January 2008 agreement between Mr. Skaggs and the Company, Mr. Skaggs’ resignation, effective not later than May 31, 2008, was considered as an Involuntary Termination, as such term is defined in the employment agreement, for purposes of calculation of severance benefits pursuant to Mr. Skaggs’ 2005 employment agreement. In addition, the January 2008 agreement provided that, as required pursuant to Section 409A of the Internal Revenue Code, Mr. Skaggs would not be eligible to receive his severance payment until the date six months following the date of his termination of employment, and that he would receive an additional payment at such time representing interest on the amount of the severance payment dating from his termination of employment, at a rate equal to a published rate for bank six-month certificates of deposit. Mr. Skaggs resigned effective May 31, 2008 and was paid separation benefits under the terms of the agreement in December 2008.

In November 2005, certain other executive officers and certain other members of senior management, including Mr. Donovan, Mr. Baker and Mr. Johannessen, also entered into employment agreements with the Company. These agreements outlined the basic terms of each such person’s compensation package. In addition, these agreements provided for certain severance benefits to be paid to such executive officers and other officers under the same conditions that such benefits would be required to be paid under the chief executive officer’s employment agreement. All severance payments were conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement. In March 2008, Mr. Donovan resigned as an officer and employee of the Company effective in April 2008. In March 2008, Mr. Baker resigned as an officer and employee of the Company effective in May 2008. In July 2008, Mr. Johannessen resigned as an officer and employee of the Company effective in July 2008. Because these terminations were voluntary and without Good Reason as defined in the employment agreements, none of Mr. Donovan, Mr. Baker or Mr. Johannessen received any severance payments under their respective employment agreements.

On May 14, 2008, in connection with the hiring of Bruno Guilmart as the President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Guilmart, which sets forth terms and provisions governing Mr. Guilmart’s employment as President and Chief Executive Officer. Certain terms of Mr. Guilmart’s agreement are as follows:

Salary. As of the Start Date, Mr. Guilmart received a base salary at an annual rate of not less than $615,000.

Annual Incentive. Mr. Guilmart will be a participant in an Executive Variable Compensation Plan established by the Company. Mr. Guilmart will be eligible for an annual incentive bonus of 100% of his base salary (or such higher figure as the Compensation Committee of the Board of Directors (the “Committee”) may select) (the “Target Bonus”) upon the achievement of specific milestones to be established by Mr. Guilmart and the Committee. Upon superior achievement of the performance milestones, Mr. Guilmart may earn a maximum annual incentive bonus of up to 150% of his Target Bonus.

For fiscal year 2008, Mr. Guilmart was eligible to receive a pro-rated annual incentive bonus with 50% of such bonus to be earned based upon the achievement of Mr. Guilmart’s performance objectives (as mutually agreed upon between Mr. Guilmart and the Committee), and 50% of the bonus to be earned based upon the achievement of Company performance goals determined by the Committee.

Sign-on Bonus. Within 30 days of the Start Date, Mr. Guilmart received a sign-on bonus of $290,000. Mr. Guilmart was required to refund the sign-on bonus to the Company if he voluntarily terminated his employment prior to the completion of fiscal year 2008 (other than in the case of a resignation for “Good Reason” (as defined the agreement) within 24 months following a “Change in Control” (as defined in the agreement)).

Relocation Reimbursement. The Company reimbursed Mr. Guilmart for the reasonable moving expenses incurred by Mr. Guilmart and his family in connection with their relocation. The total of all reimbursements would not exceed $150,000.

Stock Options. As of the Start Date, Mr. Guilmart was granted a nonstatutory stock option to purchase 2,000,000 shares of Company common stock under the Company’s 2001 Stock Plan or the 1996 Stock Plan at an exercise price equal to the closing price of a share of Company common stock on the date of grant. The shares subject to such option are scheduled to vest at a rate of 25% of the shares subject to the option vesting on the first anniversary of his start date, with an additional 6.25% of the shares subject to the option vesting thereafter in equal quarterly installments.

Mr. Guilmart is eligible for additional equity grants in accordance with Company guidelines, at times and in amounts to be determined by the Committee.

Employee Benefits. Mr. Guilmart is eligible to participate in any employee benefit plans or arrangements on no less favorable terms than for other Company executives. Commencing on January 1, 2010, and continuing throughout the term of Mr. Guilmart’s employment, the Company will maintain Mr. Guilmart’s ASFE-Mobility Benefit Plan in effect as of the start date.

Severance. In the event of an “Involuntary Termination” (as defined in the agreement) of Mr. Guilmart’s employment, the Company will pay Mr. Guilmart an amount equal to (i) 1.0 times Mr. Guilmart’s then base salary, plus 1.0 times Mr. Guilmart’s then target bonus amount, plus (ii) the aggregate cost of the premiums to maintain the ASFE-Mobility Plan for the year in which the termination occurs. Additionally, Mr. Guilmart will become immediately vested in all of his outstanding equity awards as if he continued service with the Company for an additional 12 months.

If there is an Involuntary Termination of Mr. Guilmart’s employment, and such termination occurs immediately prior to a change in control or within 24 months following the change in control, then Mr. Guilmart will immediately fully vest in all of his outstanding equity awards. Additionally, the Company will pay Mr. Guilmart an amount equal to (i) 2.0 times Mr. Guilmart’s then base salary, plus 2.0 times Mr. Guilmart’s then target bonus amount, plus (ii) the aggregate cost of the premiums to maintain the ASFE-Mobility Plan for the year in which the termination occurs.

The severance benefits will be subject to Mr. Guilmart entering into (and not subsequently revoking) a separation agreement and release of claims, and agreeing to certain non-compete, non-solicitation and non-disparagement provisions that would be in effect for 12 months following his termination date.

Excise Tax. In the event that the severance payments and other benefits payable to Mr. Guilmart constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Guilmart’s severance and other benefits shall be either (i) delivered in full, or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Guilmart on an after-tax basis of the greatest amount of benefits.

In May 2008, in connection with the hiring of Byron W. Milstead as Corporate Vice President, General Counsel and Secretary, the Company entered into an employment agreement with Mr. Milstead, which agreement was amended in December 2008. This agreement outlined the basic terms of Mr. Milstead’s compensation package. In addition, the agreement provided for certain severance benefits to be paid to Mr. Milstead under similar conditions that such benefits would be required to be paid under the chief executive officer’s employment agreement. All severance payments will be conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement.

For more information regarding these severance benefits payable to our executive officers, please see the section of this proxy statement entitled “Potential Payments Upon Termination or Change-In-Control”.

Accounting and Tax Considerations

The compensation committee generally takes into consideration the accounting and tax effects of each component of compensation when establishing the compensation programs, practices and packages offered to the Company’s executive officers and aims to keep the compensation expenses associated with such programs, practices and packages within reasonable levels.

Under Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, the Company generally receives a federal income tax deduction for compensation paid to our five most highly paid executive officers only if the compensation is less than $1 million during any year or is “performance-based” under Section 162(m). Our 1996 Stock Incentive Plan and our 2001 Stock Plan were both designed to permit our compensation committee to grant stock options and other equity compensation awards that are “performance-based” and thus fully tax-deductible to the Company.

The cash compensation paid to Mr. Skaggs during 2008 exceeded $1 million as a result of the payment to Mr. Skaggs of separation payments required under the terms of his employment agreement. The cash compensation paid to all other executive officers was less than $1 million per person in 2008. In the future, we may from time to time pay compensation to our executive officers that may not be deductible when, for example, we believe such compensation is appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and/or the executive’s performance.

Other than the tax gross-up for our former chief executive officer, limited to $1 million and described below in the section entitled “Potential Payments Upon Termination or Change-in-Control,” we have not provided any other executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Section 280G of the Code provides that executives (and directors who hold significant amounts of our stock) could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain limits, and that the Company or its successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes in the event that an executive officer receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, the Company has administered all of its compensation arrangements in a manner intended to comply with the applicable Section 409A requirements.

Beginning on January 1, 2006, the Company began accounting for stock-based awards to our employees in accordance with the requirements of FAS 123R. As described above, given the impact of FAS 123R, the Company has determined that it was in the best interests of the Company and its stockholders to grant a combination of stock options and RSUs on a going-forward basis.

Chief Executive Officer Performance and Compensation

The compensation committee reviewed the performance of our former chief executive officer, Stephen A. Skaggs, based upon the compensation philosophy and specific compensation components described above. During several meetings in December 2007 and January 2008, the independent members of the board of directors reviewed Mr. Skaggs’ performance as chief executive officer. In addition, the board of directors, including Mr. Skaggs, and the independent members of the board of directors meeting in private session, considered the Company’s business performance and strategic alternatives. Following such meetings, the Company and Mr. Skaggs entered into the January 2008 agreement pursuant to which Mr. Skaggs agreed to resign as chief executive officer and as a member of the board of directors of the Company. Accordingly, no change was made in Mr. Skaggs’ base salary following his performance review, and Mr. Skaggs did not receive any equity compensation grants during 2008.

The compensation committee will review the performance of our current chief executive officer, Bruno Guilmart, based upon the compensation philosophy and specific compensation components described above.

In determining the compensation package for the chief executive officer and the Company’s other named executive officers, the compensation committee considered all components of the officers’ compensation. Based on the factors discussed above, the compensation committee has determined that the total compensation of the chief executive officer and the other named executive officers of the Company, including the potential payouts in the case of severance and change of control arrangements, were reasonable and not excessive.

SUMMARY COMPENSATION TABLE

The following table sets forth summary information concerning compensation for our named executive officers, which includes our CEO, our CFO, individuals who served in such capacities during our fiscal year ended January 3, 2009, our one other executive officer who was serving as an executive officer at the end of our fiscal year ended January 3, 2009, and two former executive officers who would have been among our three most highly compensated executive officers (other than the chief executive officer and chief financial officer) had they been serving as executive officers at the end of our fiscal year ended January 3, 2009.

Name	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(12)	Non-Equity Incentive Plan Compensation ($)(13)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(14)	All Other Compensation ($)(15)	Total ($)
Guilmart, Bruno	2008	307,506	290,000	(2)	0		296,030	0	0	166,495	1,060,031
President & CEO(1)

Milstead, Byron W.	2008	158,319	50,000	(2)	5,371	(4)	27,774	0	0	2,208	243,672
Corporate VP & General Counsel(3)

O’Brien, Robert W.	2008	145,103	0		2,485	(11)	14,097	0	0	0	161,685
Controller and former Interim CFO(5)

Skaggs, Stephen A.	2008	169,240	0		0	(10)	394,425	0	0	981,742	1,545,407
Former President & CEO(6)	2007	399,996	0		32,325	(10)	735,164	0	0	40,709	1,208,194
	2006	399,996	0		0		480,626	300,000	0	12,295	1,192,917

Johannessen, Jan	2008	158,702	20,000	(8)	0	(10)	123,993	0	0	4,386	307,080
Former Senior VP & CFO and former Interim CEO(7)	2007	262,092	0		8,674	(10)	218,984	0	0	12,907	502,657
	2006	262,092	1,000	(9)	0		116,391	115,000	0	6,482	500,965

Donovan, Stephen M.	2008	61,152	0		0	(10)	30,768	0	0	2,650	94,571
Former Corporate VP, Sales(16)	2007	227,112	0		4,757	(10)	110,171	0	0	20,015	362,055
	2006	227,112	0		0		88,344	65,000	0	12,787	393,243

Baker, Martin R.	2008	79,951	0		0	(10)	35,844	0	0	2,941	118,736
Former Corporate VP & General Counsel(17)	2007	224,700	5,000	(9)	3,717	(10)	93,427	0	0	32,178	359,022
	2006	222,107	0		0		62,000	73,330	0	13,087	370,524

(1)	Mr. Guilmart joined the Company as President and Chief Executive Officer on July 7, 2008.
(2)	In 2008, Mr. Guilmart and Mr. Milstead were awarded signing bonuses of $290,000 and $50,000 respectively in accordance with the terms of their employment agreements.
(3)	Mr. Milstead joined the Company as Corporate Vice President, General Counsel and Secretary on May 14, 2008.
(4)	On August 4, 2008, Mr. Milstead received a grant of 22,400 restricted stock units. The grant vests 25% on the first anniversary of the date of grant and 6.25% each three months thereafter. This amount represents the compensation cost recognized in the relevant fiscal year in accordance with FAS 123R with respect to restricted stock unit awards granted. Amounts shown do not reflect compensation actually received by the named executive officer.
(5)	Mr. O’Brien was designated Interim Chief Financial Officer in July 2008.
(6)	Mr. Skaggs resigned as President and Chief Executive Officer effective May 31, 2008.
(7)	Mr. Johannessen served as Interim Chief Executive Officer from June 1, 2008 until July 6, 2008. Mr. Johannessen resigned as Senior Vice President and Chief Financial Officer effective July 31, 2008.
(8)	In 2008, Mr. Johannessen was awarded a $20,000 bonus for serving as Interim CEO.
(9)	In 2006, Mr. Johannessen was awarded a $1,000 bonus in accordance with a Company policy that awards a bonus in such amount for all domestic employees who have been employed with the Company for five years. In 2007, Mr. Baker was awarded a $5,000 bonus in accordance with a Company policy that awards a bonus in such amount for all domestic employees who have been employed with the Company for ten years.
(10)

This amount represents the compensation cost recognized in the relevant fiscal year in accordance with FAS 123R with respect to restricted stock unit awards granted on February 6, 2007 and February 5, 2008. Amounts shown do not reflect compensation actually received by the named executive officer. The assumptions used to calculate the value of stock awards are set forth in Note 12 in the Notes to

Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 3, 2009. The grants were to vest upon satisfaction of both of the following conditions: (1) 25% of the RSUs were to vest on the first anniversary of the date of grant, and an additional 25% of the RSUs were to vest on each anniversary thereafter; and (2) 25% of the RSUs were to vest if the price of a share of common stock on each anniversary of the date of grant had increased at least 15%, compounded annually, over the price on the date of grant, as calculated based on a 60-calendar-day average of the closing prices of the Company’s common stock. If this latter condition was not met for any portion of the RSUs on the relevant anniversary date, then such RSUs were to vest on any of the three subsequent anniversaries if the price on such date equals or exceeds the required price. If this latter condition was not met for any portion of the RSUs by the third subsequent anniversary of the relevant anniversary date, then such portion of the RSUs would be forfeited.

(11)	This amount represents the compensation cost recognized in the relevant fiscal year in accordance with FAS 123R with respect to a restricted stock unit award granted on August 6, 2007. Amounts shown do not reflect compensation actually received by the named executive officer. The assumptions used to calculate the value of stock awards are set forth in Note 12 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 3, 2009. The grant vests 6.25% three months following the date of grant and 6.25% each three months thereafter.
(12)	The amounts provided in this column represent the compensation cost recognized in the relevant fiscal year in accordance with FAS 123R with respect to option awards granted in previous fiscal years and in the fiscal year ended January 3, 2009. Amounts shown do not reflect compensation actually received by the named executive officer. The full grant date fair value of the awards granted to each executive officer in the fiscal year ended January 3, 2009, as computed in accordance with FAS 123R, is provided in the Grants of Plan-Based Awards table below. Stock options granted prior to and up until January 2006 have 10-year terms and generally vest over a four-year employment period from the date of grant. Stock options granted after January 2006 have seven-year terms and generally vest over a four-year employment period from the date of grant. The assumptions used to calculate the value of stock awards are set forth in Note 12 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 3, 2009. In calculating these amounts as required by the SEC, no estimates were made for forfeitures.
(13)	The compensation committee of the board of directors approved payments under the 2006 Executive Bonus Plan in February 2007. The committee approved cash awards of $300,000, $115,000, $65,000, and $73,330 to Mr. Skaggs, Mr. Johannessen, Mr. Donovan, and Mr. Baker, respectively, at that time. No payments were made under the 2007 Executive Variable Compensation Plan or the 2008 Executive Variable Compensation Plan.
(14)	The Company does not pay above-market earnings on deferred compensation. Thus, no amounts are reportable in this column for deferred compensation.
(15)	Additional information regarding the amounts provided in this column is provided in the All Other Compensation Table that follows this table.
(16)	Mr. Donovan resigned as Corporate Vice President, Sales effective April 4, 2008.
(17)	Mr. Baker resigned as Corporate Vice President, General Counsel and Secretary effective May 2, 2008.

ALL OTHER COMPENSATION TABLE

The following table sets forth information concerning items included in the All Other Compensation column of the Summary Compensation Table for the fiscal years ended January 3, 2009, December 29, 2007, and December 30, 2006.

Name	Year	Supplemental Life Insurance Premiums ($)	Supplemental Disability Insurance Premiums ($)	Tax Reimbursements for Supplemental Life and Supplemental Disability Insurance Premiums ($)(1)	Company Contributions to Company 401(k) Plan ($)	Other ($)		Total ($)
Guilmart, Bruno	2008	0	0	0	0	166,495	(2)	166,495
President & CEO

Milstead, Byron W.	2008	1,205	0	1,004	0	0		2,208
Corporate VP & General Counsel

O’Brien, Robert W.	2008	0	0	0	0	0		0
Controller and former Interim CFO

Skaggs, Stephen A.	2008	677	1,504	1,817	0	977,745	(3)	981,742
Former President & CEO	2007	646	4,587	4,360	3,000	28,115	(4)	40,709
	2006	771	4,543	5,481	1,500	0		12,295

Johannessen, Jan	2008	942	1,445	1,989	0	0		4,836
Former Senior VP & CFO and former Interim CEO	2007	1,615	2,477	3,409	0	5,406	(4)	12,907
	2006	1,643	1,651	3,188	0	0		6,482

Donovan, Stephen M.	2008	1,131	151	1,369	0	0		2,650
Former Corporate VP, Sales	2007	3,155	1,971	4,271	3,000	7,619	(4)	20,015
	2006	2,473	3,095	5,909	1,310	0		12,787

Baker, Martin R.	2008	1,305	299	1,337	0			2,941
Former Corporate VP & General Counsel	2007	2,741	1,929	3,890	3,000	20,618	(4)	32,178
	2006	2,453	3,290	5,844	1,500	0		13,087

(1)	Amounts provided in this column include reimbursements for estimated taxes on supplemental life and supplemental disability insurance premiums.
(2)	Under the terms of his employment agreement, Mr. Guilmart received relocation assistance of up to $150,000. Mr. Guilmart incurred reimbursable relocation expenses in the amount of $127,900. Under the Company’s relocation practices, he also received tax reimbursement of $38,595 on the taxable portion of the relocation assistance.
(3)	Mr. Skaggs received $960,000 in severance and $8,914 in interest on delayed payment of such severance. He additionally received COBRA benefits with a value of $8,831.
(4)	All domestic employees not based in California received a one-time payment of unused vacation accrual balances in connection with a change in the Company’s vacation policy.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding plan-based awards granted during the fiscal year ended January 3, 2009 to each of our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
		Threshold ($)	Target ($)(1)	Maximum ($)(1)		Threshold (#)	Target (#)(2)	Maximum (#)
Guilmart, Bruno		0	184,500	415,125
President & CEO	7/7/08									2,000,000	2.78	2,416,200
Milstead, Byron W.		0	55,126	123,972
Corporate VP & General Counsel	8/4/08									266,700	2.32	268,727
	8/4/08								22,400			51,968
O’Brien, Robert W.		0	35,951	80,849	(6)
Controller and former Interim CFO
Skaggs, Stephen A
Former President & CEO
Johannessen, Jan	2/5/08						7,820
Former Senior VP & CFO and former Interim CEO	2/5/08									51,000	2.59	55,952
Donovan, Stephen M.	2/5/08						3,128
Former Corporate VP, Sales	2/5/08									20,400	2.59	22,381
Baker, Martin R.	2/5/08						4,692
Former Corporate VP & General Counsel	2/5/08									30,600	2.59	33,571

(1)	On December 2, 2008, the compensation committee of the board of directors, having obtained the approval of the independent members of the Company’s board of directors with respect to the chief executive officer, approved the 2009 Bonus Plan. The 2009 Bonus Plan provides for the payment of a single cash bonus to certain of the Company’s officers, including executive officers, upon the achievement of specific performance criteria for the 2009 fiscal year. The criteria for payment of bonuses at the end of fiscal year 2009 is dependent upon the achievement of certain personal performance objectives and the Company achieving a minimum GAAP operating income for fiscal year 2009, with the amount available for payment of bonuses scaling up as operating income exceeds the minimum amount.
(2)	These RSUs were granted on February 5, 2008 with a fair value on the grant date of $1.84 per RSU. Grants vest upon satisfaction of both of these conditions: (1) 25% of the RSUs vest on the first anniversary of the date of grant, and an additional 25% of the RSUs vest on each anniversary thereafter; and (2) 25% of the RSUs vest if the price of a share of common stock on each anniversary of the date of grant has increased at least 15%, compounded annually, over the price on the date of grant, as calculated based on a 60-calendar-day average of closing prices of the Company’s common stock. If this condition is not met for any portion of the RSUs on the relevant anniversary date, then such RSUs may vest on any of the three subsequent anniversaries if the price on such date equals or exceeds the required price. If this condition was not met for any portion of the RSUs by the third subsequent anniversary of the relevant anniversary date, then such portion of the RSUs would be forfeited. The RSUs failed to vest as the grant conditions were not met prior to the termination of these executive officers’ employment.
(3)	The RSUs granted to Mr. Milstead vest at the rate of 25% of the total units granted as of one year from the grant date, and at a rate of 6.25% of the total units granted as of the end of each three months thereafter.
(4)	The stock options granted to Mr. Guilmart vest at the rate of 25% of the total option shares as of one year from the grant date, and at a rate of 6.25% of the total option shares as of the end of each three month period thereafter. The stock option granted to Mr. Milstead vest at the rate of 25% of the total option shares as of one year from the grant date, and at a rate of 6.25% of the total option shares as of the end of each three month period thereafter. The stock options granted to Mr. Johannessen, Mr. Donovan and Mr. Baker vested at the rate of 6.25% of the total option shares as of three months from the grant date, and at a rate of 6.25% of the total option shares as of the end of each three month period thereafter.
(5)	Fair value as of the grant date was determined in accordance with FAS 123R. The assumptions used to calculate the value of stock awards are set forth in Note 12 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 3, 2009.
(6)	Mr. O’Brien’s estimated payout is calculated based on his status as Interim Chief Financial Officer. In February 2009, the Company hired Michael G. Potter as Corporate Vice President and Chief Financial Officer and Mr. O’Brien continued in his capacity as Controller. In that capacity, his target and maximum are $15,978 and $35,951, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information with respect to all unexercised options as of the fiscal year end, January 3, 2009, that have been previously awarded to the named executive officers.

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable		Unexercisable
Guilmart, Bruno	0	(1)	2,000,000	2.78	07/07/2015	—		—	—	—
President & CEO

Milstead, Byron W.	0	(2)	266,700	2.32	08/04/2015	22,400	(3)	33,376	—	—
Corporate VP & General Counsel

O’Brien, Robert W.	20,000	(4)	0	7.45	05/11/2014	—		—	—	—
Controller and former Interim CFO	6,093 7,031 1,031	(5) (6) (7)	1,407 5,469 2,269	4.56 5.63 4.46	08/09/2015 08/01/2013 08/06/2014	— — 1,513	(8)	— — 2,254	— — —	— — —

Skaggs, Stephen A.	—	(9)	—	—	—	—	(10)	—	—	—
Former President & CEO

Johannessen, Jan	—	(9)	—	—	—	—	(10)	—	—	—
Former Senior VP & CFO and former Interim CEO

Donovan, Stephen M.	—	(9)	—	—	—	—	(10)	—	—	—
Former Corporate VP, Sales

Baker, Martin R.	—	(9)	—	—	—	—	(10)	—	—	—
Former Corporate VP & General Counsel

(1)	These stock options were granted on July 7, 2008. The options vest at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(2)	These stock options were granted on August 4, 2008. The options vest at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(3)	These RSUs were granted on August 4, 2008. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.
(4)	These stock options were granted on May 11, 2004. The options vested at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(5)	These stock options were granted on August 9, 2005. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(6)	These stock options were granted on August 1, 2006. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(7)	These stock options were granted on August 6, 2007. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.
(8)	These RSUs were granted on August 6, 2007. The RSUs vest at the rate of 6.25% of the total RSUs as of three months from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.
(9)	Stock options held by our former executive officers were cancelled three months following their respective dates of termination. No such options were still exercisable as of January 3, 2009.
(10)	The RSUs granted to our former executive officers during their employment failed to vest and were therefore forfeited upon termination of their employment.
(11)	The market value of shares that have not vested was determined based on the fair market value of the Company’s common stock as of January 2, 2009.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information for the fiscal year ended January 3, 2009 with respect to the options exercised, and the number of shares acquired on vesting, for the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Guilmart, Bruno President & CEO	0	0	0	0

Milstead, Byron W. Corporate VP & General Counsel	0	0	0	0

O’Brien, Robert W. Controller and former Interim CFO	0	0	551	1,365

Skaggs, Stephen A Former President & CEO	0	0	0	0

Johannessen, Jan Former Senior VP & CFO and former Interim CEO	0	0	0	0

Donovan, Stephen M. Former Corporate VP, Sales	0	0	0	0

Baker, Martin R. Former Corporate VP & General Counsel	0	0	0	0

(1)	The value realized on vesting was determined based on the fair market value of the Company’s common stock on the date of vesting.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth information concerning nonqualified deferred compensation for the named executive officers during the fiscal year ended January 3, 2009.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Guilmart, Bruno President & CEO	0	0	0	0	0

Milstead, Byron W. Corporate VP & General Counsel	0	0	0	0	0

O’Brien, Robert W. Controller and former Interim CFO	0	0	0	0	0

Skaggs, Stephen A Former President & CEO	0	0	0	0	0

Johannessen, Jan Former Senior VP & CFO and former Interim CEO	0	0	0	0	0

Donovan, Stephen M. Former Corporate VP, Sales	0	0	-20,800	11,322	15,057

Baker, Martin R. Former Corporate VP & General Counsel	0	0	0	0	0

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following paragraphs summarize each outstanding contract, agreement, plan or arrangement that provides for payment of benefits to one of our named executive officers at, following, or in connection with, any termination of such named executive officer’s employment with the Company.

Bruno Guilmart

In the event of an “Involuntary Termination” (as defined in the agreement) of Mr. Guilmart’s employment, the Company will pay Mr. Guilmart an amount equal to (i) 1.0 times Mr. Guilmart’s then base salary, plus 1.0 times Mr. Guilmart’s then target bonus amount, plus (ii) the aggregate cost of the premiums to maintain the ASFE-Mobility Plan for the year in which the termination occurs. Additionally, Mr. Guilmart will become immediately vested in all of his outstanding equity awards as if he continued service with the Company for an additional 12 months.

If there is an Involuntary Termination of Mr. Guilmart’s employment, and such termination occurs immediately prior to a change in control or within 24 months following the change in control, then Mr. Guilmart will immediately fully vest in all of his outstanding equity awards. Additionally, the Company will pay Mr. Guilmart an amount equal to (i) 2.0 times Mr. Guilmart’s then base salary, plus 2.0 times Mr. Guilmart’s then target bonus amount, plus (ii) the aggregate cost of the premiums to maintain the ASFE-Mobility Plan for the year in which the termination occurs.

The severance benefits will be subject to Mr. Guilmart entering into (and not subsequently revoking) a separation agreement and release of claims, and agreeing to certain non-compete, non-solicitation and non-disparagement provisions that would be in effect for 12 months following his termination date.

The following table provides information regarding the amounts that would have been owed to Mr. Guilmart under the terms of his employment agreement if Mr. Guilmart’s employment with the Company had been terminated as of January 3, 2009.

Name	Basis of Termination	Accrued Unpaid Salary ($)	Accrued Unpaid Vacation ($)	Unpaid Non-Equity Incentive Plan Compensation ($)	Unreimbursed Business Expenses ($)	Severance Payment ($)		Continuation of Insurance Benefit ($)	Accelerated Vesting of Stock Options and Restricted Stock Units ($)		Tax Gross-Up ($)
Guilmart, Bruno President & CEO	Voluntary Termination	11,827	0	0	4,058	0		0	0		0

	Terminated without Cause or Termination by Employee within 2 years of an event constituting Good Reason	11,827	0	0	4,058	919,973	(1)	0	0	(3)	0

	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee within 2 years of an event constituting Good Reason	11,827	0	0	4,058	1,839,946	(2)	0	0	(4)	0

(1)	This amount is equal to 1.0 times Mr. Guilmart’s base salary plus 1.0 times his target cash award under the 2008 Executive Variable Compensation Plan plus the aggregate cost of the premiums to maintain the ASFE-Mobility Plan for the year in which the termination occurs. Because the Company’s obligation to pay these premiums does not begin until 2010, the value for the present calculation is 0. Because Mr. Guilmart joined the Company partway through the 2008 fiscal year, his target cash award is prorated.

(2)	This amount is equal to 2.0 times Mr. Guilmart’s base salary plus 2.0 times his target cash award under the 2008 Executive Variable Compensation Plan plus the aggregate cost of premiums to maintain the AFSE-Mobility Plan for the year in which the termination occurs. Because the Company’s obligation to pay these premiums does not begin until 2010, the value for the present calculation is 0. Because Mr. Guilmart joined the Company partway through the 2008 fiscal year, his target cash award is prorated.
(3)	This amount represents the aggregate value of the in-the-money stock options that would have become exercisable as a result of acceleration of vesting provided for in Mr. Guilmart’s employment agreement if the Company had terminated him without Cause or if Mr. Guilmart had terminated his employment with Good Reason on January 3, 2009. The closing price of our common stock on January 2, 2009 (the last day in fiscal 2008 that financial markets were open), was $1.49, and thus none of the stock options held by Mr. Guilmart were in-the-money.
(4)	This amount represents the aggregate value of the in-the-money stock options that would have become exercisable as a result of acceleration of vesting provided for in Mr. Guilmart’s employment agreement if, within 24 months following a Change in Control, the Company had terminated Mr. Guilmart without Cause or if Mr. Guilmart had terminated his employment within two years of an event constituting Good Reason on January 3, 2009. The closing price of our common stock on January 2, 2009 (the last day in fiscal 2008 that financial markets were open), was $1.49, and thus none of the stock options held by Mr. Guilmart were in-the-money.

The following table provides information regarding the amounts that would have been owed to Mr. Milstead under the terms of his employment agreement, and to Mr. O’Brien, in each case if his employment with the Company had been terminated as of January 3, 2009.

Name	Basis of Termination	Accrued Unpaid Salary ($)	Accrued Unpaid Vacation ($)	Unpaid Non-Equity Incentive Compensation ($)	Unreimbursed Business Expenses ($)	Severance Payment ($)		Continuation of Insurance Benefit ($)		Accelerated Vesting of Stock Options and Restricted Stock Units ($)
Milstead, Byron W. Corporate VP & General Counsel	Voluntary Termination	4,712	0	0	0	0		0		0

	Terminated without Cause or Termination by Employee with Good Reason	4,712	0	0	0	306,948	(1)	18,871		0

	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	4,712	0	0	0	306,930	(2)	18,871		0	(3)

O’Brien, Robert W. Controller and former Interim CFO	Voluntary Termination	3,073	0	0	0	0		0		0

	Terminated without Cause or Termination by Employee with Good Reason	3,073	0	0	0	0	(4)	0	(5)	0	(6)

	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	3,073	0	0	0	0	(4)	0	(5)	0	(6)

(1)	This amount is equal to 1.0 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction due to the month of the hypothetical termination because the entire plan year had been completed as of January 3, 2009) under the 2008 Executive Variable Compensation Plan.

(2)	This amount is equal to 1.0 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction) under the 2008 Executive Variable Compensation Plan.
(3)	These amounts represent the aggregate value of the in-the-money stock options that would have become exercisable as a result of acceleration of vesting provided for in each executive officer’s employment agreement if, within 24 months following a Change in Control, the Company had terminated the executive officer without Cause or if the executive officer had terminated his employment with Good Reason on January 3, 2009. The closing price of our common stock on January 2, 2009 (the last day in fiscal 2008 that financial markets were open), was $1.49, and thus none of the stock options held by such executives were in-the-money.
(4)	Mr. O’Brien does not have an employment agreement, and the Company has no obligation to pay severance in case of termination without cause or termination by Mr. O’Brien with good reason, whether or not such termination occurs within 24 months of a change in control.
(5)	Mr. O’Brien does not have an employment agreement, and the Company has no obligation to continue his insurance benefit in case of termination without cause or termination by Mr. O’Brien with good reason, whether or not such termination occurs within 24 months of a change in control.
(6)	Mr. O’Brien does not have an employment agreement, and the Company has no obligation to accelerate the vesting of his stock options and RSUs in case of termination without cause or termination by Mr. O’Brien with good reason, whether or not such termination occurs within 24 months of a change in control.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation of our directors other than Bruno Guilmart and Stephen A. Skaggs for the fiscal year ended January 3, 2009.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jones, Patrick S., Chairman	122,250	(1)	0	94,260	0	0	0	216,510
Coreson, David E.	48,500	(2)	0	94,260	0	0	0	142,760
Hauer, Daniel S.	54,750	(3)	0	72,521	0	0	0	127,271
Krishnamurthy, Balaji	45,500	(4)	0	92,991	0	0	0	138,491
Marz, W. Richard	51,500	(5)	0	44,833	0	0	0	96,333
Merlo, Harry A.	19,250	(6)	0	44,750	0	0	0	64,000
Parker, Gerhard H.	44,500	(7)	0	92,991	0	0	0	137,491

(1)	Includes $60,000 retainer for serving as chairman of the board, $10,000 retainer for serving as chairman of the audit committee, $20,000 retainer as a member of the board of directors, and $32,250 in per meeting fees.
(2)	Includes $5,000 retainer for serving as chairman of the nominating and governance committee, $20,000 retainer as a member of the board of directors, and $23,500 in per meeting fees.
(3)	Includes $7,500 retainer for serving as chairman of the compensation committee, $20,000 retainer for serving as a member of the board of directors, and $27,250 in per meeting fees.
(4)	Includes $20,000 retainer as a member of the board of directors, and $25,500 in per meeting fees.
(5)	Includes $20,000 retainer as a member of the board of directors, and $31,500 in per meeting fees.
(6)	Includes $10,000 retainer as a member of the board of directors through the end of his Board term on May 6, 2008, and $9,250 in per meeting fees.
(7)	Includes $20,000 retainer as a member of the board of directors, and $24,500 in per meeting fees.
(8)

The amounts provided in this column represent the compensation cost recognized in the fiscal year ended January 3, 2009 as calculated in accordance with FAS 123R with respect to all option awards granted pursuant to our 2001 Outside Directors’ Stock Option Plan in previous fiscal years and in the fiscal year ended January 3, 2009. The amount for Mr. Merlo also includes the compensation cost recognized in the fiscal year ended January 3, 2009 as calculated with respect to an option award granted pursuant to our 2001 Stock Plan on May 5, 2008 for consulting services to be provided by Mr. Merlo following his departure from our board of directors. Amounts shown do not reflect compensation actually received by the directors. The assumptions used to calculate the value of the stock options are set forth in Note 12 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 3, 2009. The full grant date fair value of the awards granted pursuant to our 2001 Outside Directors’ Stock Option Plan to each director and former director in the fiscal year ended January 3, 2009, and in the case of

Mr. Merlo pursuant to our 2001 Stock Plan, as calculated in accordance with FAS 123R, is as follows: Mr. Jones $22,707, Mr. Coreson $22,707, Mr. Hauer $22,707, Mr. Krishnamurthy $22,707, Mr. Marz $17,030, Mr. Merlo $38,280, and Mr. Parker $22,707. The aggregate number of option awards outstanding under our 2001 Outside Directors’ Stock Option Plan for each director and former director as of the Company’s fiscal year end, January 3, 2009, is as follows: Mr. Jones 166,500, Mr. Coreson 166,500, Mr. Hauer 229,500, Mr. Krishnamurthy 146,250, Mr. Marz 106,875, Mr. Merlo 0, and Mr. Parker 146,250. In addition, Mr. Merlo had an aggregate of 58,000 option awards outstanding under our 2001 Stock Plan as of the Company’s fiscal year end, January 3, 2009.

Other than the special option grant to Mr. Merlo as described in footnote 8 to the table above, option grants were awarded to our directors pursuant to the terms of the Company’s 2001 Outside Directors’ Stock Option Plan. Under the 2001 Outside Director’s Stock Option Plan, outside directors receive a first grant of 90,000 stock options on the date of the first meeting of the board of directors after the director has joined the board of directors. The first grant shall become exercisable in installments cumulatively with respect to 25% of the optioned stock on the date of grant, and as to an additional 1/16th of the optioned stock each three months thereafter, so that 100% of the optioned stock shall be exercisable on the third anniversary of the date of grant, provided that the optionee continues to serves as a director on such dates. Under the 2001 Outside Director’s Stock Option Plan, directors also automatically receive replenishment grants of 22,500 options annually on the date of the third quarter meeting of the board of directors in each fiscal year, which grants shall become exercisable in installments cumulatively with respect to 25% of the optioned stock 27 months after the date of grant and as to an additional 25% of the optioned stock each three months thereafter, so that 100% of the optioned stock shall be exercisable on the third anniversary of the date of grant, provided that the optionee continues to serves as a director on such dates. Grants have a term of ten years.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2008 were Mr. Coreson, Mr. Hauer, Mr. Krishnamurthy, and Mr. Marz. None of the members of the committee was or is one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in this 2009 proxy statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommended to the board of directors that the Compensation Discussion and Analysis referred to above be included in this proxy statement for the 2009 annual meeting of stockholders.

Compensation Committee

Daniel S. Hauer, Chairman

David E. Coreson

Balaji Krishnamurthy

W. Richard Marz

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2008, there was not, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, five percent stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

The Company’s published Standards of Business Conduct provide that as a general rule, employees should avoid conducting Company business or entering into any Company business agreements or arrangements with a relative or significant other, or with a business in which a relative or significant other has an influential role, and any other business agreements or arrangements that would be considered a related party transaction.

If a related party transaction is to be entered into, it must be fully disclosed to the Chief Financial Officer in advance, and if determined to be material by the Chief Financial Officer, the transaction must be reviewed and approved in advance by the audit committee of the board of directors. Any related party transactions involving the Company’s directors or executive officers are, by definition, material, and as such, must be reviewed and approved, in writing and in advance, by the audit committee.

Any approved related party transactions must be structured and conducted in a manner such that no preferential treatment is given to the related party.

In addition, the Company’s published Director Code of Ethics provides that no director may receive any material personal profit or advantage in connection with any transaction involving the Company without disclosure and approval of the chairman of the nominating and governance committee (or other member of the nominating and governance committee, if the director in question is the chairman). Furthermore, no director may have a material personal or family financial interest in any Company supplier, customer, reseller or competitor that might cause divided loyalty, or the appearance of divided loyalty, without advance disclosure and approval by the nominating and governance committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of March 6, 2009, information about (i) persons known to us to be the beneficial owners of more than five percent of our outstanding common stock, (ii) each director and named executive officer and (iii) all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (# of Shares)(2)		Percent of Class(3)
Artis Capital Management, L.P.	11,161,152	(4)	9.7%
One Market Plaza Spear Street Tower, Suite 1700 San Francisco, CA 94105
Dimensional Fund Advisors L.P.	9,357,608	(5)	8.1%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Soros Fund Management, LLC	8,666,666	(6)	7.5%
888 Seventh Avenue, 33rd Floor New York, NY 10106
Trivium Capital Management, LLC	6,600,000	(7)	5.7%
600 Lexington Avenue, 23rd Floor New York, NY 10022
Barclays Global Investors, NA.	6,534,743	(8)	5.7%
400 Howard Street San Francisco, CA 94105
S Squared Technology, LLC	6,399,200	(9)	5.5%
515 Madison Avenue New York, NY 10022
7x7 Asset Management LLC	5,880,000	(10)	5.1%
201 California Street, Suite 930 San Francisco, CA 94111
Christopher M. Fanning, Corporate Vice President — Low Density & Mixed Signal	50,923	(11)	*
Bruno Guilmart, President and CEO	0	(12)	*
Byron W. Milstead, Corporate Vice President & General Counsel	0	(13)	*
Michael Potter, Corporate Vice President and CFO	0	(14)	*
Sean Riley, Corporate Vice President — High Density	0	(15)
Daniel S. Hauer, Director	256,110	(16)	*
Gerhard H. Parker, Director	131,000	(17)	*
David E. Coreson, Director	107,850	(18)	*
Patrick S. Jones, Director	107,750	(19)	*
Balaji Krishnamurthy, Director	86,000	(20)	*
W. Richard Marz, Director	60,625	(21)	*
All directors and executive officers as a group (11 persons)	800,258	(22)	*

*	Less than one percent.
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.
(2)	Unless otherwise indicated, to our knowledge, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject to community property laws where applicable.
(3)	Based on 115,510,688 shares outstanding as of March 6, 2009.

(4)	Based solely on information contained in a Form 13G/A filed on February 17, 2009, by Artis Capital Management, L.P., which reported shared voting and dispositive power as to 11,161,152 shares.
(5)	Based solely on information contained in a Form 13 G/A filed on February 9, 2009, by Dimensional Fund Advisors L.P., which reported sole voting power as to 9,258,861 shares and sole dispositive power as to 9,357,608 shares.
(6)	Based solely on information contained in a Form 13G/A filed on February 17, 2009, by Soros Fund Management LLC, which reported sole voting and dispositive power as to 8,666,666 shares.
(7)	Based solely on information contained in a Form 13G filed on May 12, 2008, by Trivium Capital Management, LLC, which reported shared voting power as to 6,340,620 shares and shared dispositive power as to 6,600,000 shares.
(8)	Based solely on information contained in a Form 13G filed on February 5, 2009, by Barclays Global Investors, NA., which reported sole voting power as to 5,952,019 shares and sole dispositive power as to 6,534,743 shares.
(9)	Based solely on information contained in a Form 13G filed on February 2, 2009, by S Squared Technology, LLC, which reported sole voting and dispositive power as to 6,399,200 shares.
(10)	Based solely on information contained in a Form 13G filed on January 6, 2009, by 7x7 Asset Management LLC, which reported sole voting and dispositive power as to 5,880,000 shares.
(11)	Includes 34,466 shares exercisable under options within 60 days of March 6, 2009.
(12)	Includes 0 shares exercisable under options within 60 days of March 6, 2009.
(13)	Includes 0 shares exercisable under options within 60 days of March 6, 2009.
(14)	Includes 0 shares exercisable under options within 60 days of March 6, 2009.
(15)	Includes 0 shares exercisable under options within 60 days of March 6, 2009.
(16)	Includes 168,750 shares exercisable under options within 60 days of March 6, 2009.
(17)	Includes 81,000 shares exercisable under options within 60 days of March 6, 2009.
(18)	Includes 105,750 shares exercisable under options within 60 days of March 6, 2009
(19)	Includes 105,750 shares exercisable under options within 60 days of March 6, 2009.
(20)	Includes 81,000 shares exercisable under options within 60 days of March 6, 2009.
(21)	Includes 50,625 shares exercisable under options within 60 days of March 6, 2009.
(22)	The number of shares beneficially owned by all of our directors and executive officers as a group includes 627,341 shares exercisable under options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for 2008, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with.

PROPOSAL 2: AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE DECLASSIFICATION OF THE BOARD OF DIRECTORS

Article VII of our Certificate of Incorporation and Article III of our Bylaws currently provide that our board of directors is divided into three classes as nearly equal in number as possible, with each class being elected every three years and with the term of one class expiring at each annual meeting of stockholders.

Our board of directors has determined that the classified board structure should be eliminated over time so that, from and after the 2012 annual meeting, all directors would be subject to annual election. If the proposed amendments are approved by the requisite vote of our stockholders, the classification of the board of directors will be phased out as follows:

•	The term of office of those directors elected at the 2009 annual meeting will end at the 2012 annual meeting, at which those directors will be eligible to stand for re-election for a one-year term.

•

Those continuing directors whose current terms expire at the 2010 or 2011 annual meetings, respectively, will serve the remainder of their terms (i.e., until the 2010 or 2011 annual meetings, respectively), and thereafter will be eligible to stand for re-election for a one-year term.

•

Any director chosen as a result of a newly-created directorship or to fill a vacancy on the board of directors will hold office until the next annual meeting, at which the director will be eligible to stand for re-election for a one-year term.

In order to effect this declassification, the board of directors has unanimously adopted a resolution approving amendments to the Certificate of Incorporation, which are reflected in the Certificate of Amendment of the Restated Certificate of Incorporation in the form attached hereto as Appendix A (the “Certificate of Amendment”). If this proposal is approved by the requisite vote of stockholders, the amendments will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company intends to do promptly after the requisite stockholder approval is obtained. If our stockholders do not approve the proposed amendments set forth in the Certificate of Amendment, the board of directors will remain classified and the directors will continue to be elected to serve three-year terms, subject to their earlier death, resignation or removal.

Our board of directors also has passed a resolution to amend our Bylaws to provide for a declassified board and to conform the election processes provided in our Bylaws with the declassification process described in the Certificate of Amendment. The amendment of our Bylaws does not require stockholder approval. However, because the amendment of our Bylaws is part of the process to declassify the board of directors, the amendment of our Bylaws is conditional and would only become effective if the proposed amendments set forth in the Certificate of Amendment are approved by our stockholders and become effective.

The board of directors is committed to good corporate governance and has periodically considered the advantages and disadvantages of maintaining a classified board. In the past, the board of directors has concluded that a classified board structure was in the best interests of the Company and its stockholders. A classified board generally provides for continuity and stability, promotes a long-term focus and may assist in the event of an unsolicited takeover attempt because the acquirer, being unable to unilaterally replace the entire board in a single election, may be more likely to negotiate with the board of directors on pricing and other acquisition terms. However, in light of a non-binding stockholder vote in favor of a declassification proposal at the 2008 Annual Meeting, and evolving corporate governance practices, the board of directors again carefully considered the various positions for and against a classified board.

Based upon the analysis and recommendation of the nominating and governance committee, our board of directors has concluded that amending the Certificate of Incorporation and Bylaws to provide for the annual election of all directors in the manner set forth in the proposed amendments will be in the best interests of the

Company and our stockholders. In this regard, the board of directors recognizes that many investors and commentators believe that the election of directors is an important means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies. The board of directors also takes note of the fact that annual elections of directors are in line with emerging corporate governance practices, providing stockholders with the opportunity to register their views on the performance of the entire board of directors each year.

Required Vote

The proposal to approve the amendment of the Certificate of Incorporation to declassify the board of directors and establish annual elections of directors requires the affirmative vote of 66 2/3% of the shares outstanding and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT THE DECLASSIFICATION OF THE BOARD OF DIRECTORS.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has approved the appointment of KPMG LLP (“KPMG”) to act as our independent registered public accounting firm for the fiscal year ending January 2, 2010, subject to ratification of the appointment by the stockholders. Although ratification is not legally required, we are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for our current fiscal year in the interest of good corporate governance.

On March 13, 2007, the audit committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, and engaged KPMG as our new independent registered public accounting firm for the fiscal year ended December 29, 2007. The change in the Company’s independent registered public accounting firm from PwC to KPMG was reported in a Current Report on Form 8-K filed with the SEC on March 19, 2007.

The reports of PwC on the consolidated financial statements of the Company as of and for the fiscal years ended December 30, 2006 and December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 30, 2006 and December 31, 2005 and through March 13, 2007 (the “Relevant Period”), there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years. Also, during the Relevant Period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K (“Reportable Events”).

The audit committee appoints the independent registered public accounting firm annually. Before appointing KPMG as our independent registered public accounting firm for the fiscal year ending January 2, 2010, the Audit Committee carefully considered that firm’s qualifications and performance during 2008.

During the Relevant Period, neither the Company nor (to the Company’s knowledge) anyone acting on behalf of the Company consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or (iv) any Reportable Event.

Representatives of KPMG have been invited and are expected to attend the annual meeting, will be given the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

Required Vote

The proposal to ratify the appointment of KPMG requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting. If the appointment of KPMG is not ratified, the audit committee will take the vote under advisement in evaluating whether to retain KPMG.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 2, 2010.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended January 3, 2009 was provided to our stockholders together with this proxy statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 13, 2009, an additional copy of our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC on March 13, 2009, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

OTHER BUSINESS

The board of directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the board of directors may recommend or if no such recommendation is given, in the discretion of such persons.

METHOD AND COST OF SOLICITATION

The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, certain of our employees, for no additional compensation, may request the return of proxies personally or by telephone, fax, or e-mail. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement relating to next year’s annual meeting, a stockholder proposal must be received at our principal executive offices no later than December 26, 2009. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

Other Stockholder Proposals and Director Nominations

If a stockholder wishes to present a stockholder proposal at our next annual meeting that is not intended to be included in the proxy statement or to nominate a person for election to our board of directors at the annual meeting, the stockholder must provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

(1)	not earlier than the close of business on November 26, 2009; and

(2)	not later than the close of business on December 26, 2009.

If the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 or of a nomination for election to our board of directors must be received no later than the close of business on the later of 120 days prior to the meeting and 10 days after public announcement of the meeting date. Notices of intention to present proposals or to nominate persons for election to our board of directors at the next annual meeting should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.

Multiple Copies of Proxy Materials

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or annual reports. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card that you receive.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us to request a separate copy of these. Your request may be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, or you may contact the Secretary at (503) 268-8000 or by sending an email message to byron.milstead@latticesemi.com with “Request for Proxy Materials” in the subject line and provide your name and address. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address, phone number and e-mail address to request delivery of a single copy of these materials.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please vote your shares as soon as possible. You can vote your shares over the Internet or by telephone. In addition, if you receive a proxy card by mail, you can vote by signing and dating the proxy card and returning it in the envelope provided.

By Order of the Board of Directors

Byron W. Milstead Secretary

Hillsboro, Oregon

March 26, 2009

Appendix A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

LATTICE SEMICONDUCTOR CORPORATION

Lattice Semiconductor Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That at a regular meeting of the Board of Directors of this Corporation, resolutions were duly adopted (in accordance with Section 242 of the General Corporate Law of the State of Delaware) setting forth the proposed amendment to the Restated Certificate of Incorporation of this Corporation, declaring said amendment to be advisable, and calling for the approval by the stockholders of this Corporation upon consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED FURTHER: That the Board hereby deems it advisable and in the best interests of the Company and its stockholders to approve, and the Board does hereby approve, an amendment and restatement of Article VII of the Restated Certificate of Incorporation in its entirety to read in full as follows:

“ARTICLE VII

1. NUMBER OF DIRECTORS. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of directors of the corporation shall be determined as set forth in the bylaws.

2. ELECTION OF DIRECTORS; TENURE OF DIRECTORS. Subject to the rights of the holders of any outstanding series of Preferred Stock, (i) at the 2010 annual meeting of shareholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2011 annual meeting of shareholders, (ii) at the 2011 annual meeting of shareholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2012 annual meeting of shareholders, and (iii) at the 2012 annual meeting of shareholders and each annual meeting of shareholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of shareholders. Subject to prior death, retirement, resignation, disqualification or removal from office, a director shall hold office until his or her term has expired and his or her successor has been duly elected and qualified.”

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the Board of Directors directed that the amendment be considered at the next annual meeting of the stockholders of this Corporation, and at such meeting, the holders of the necessary number of shares as required by statute and as required by the Restated Certificate of Incorporation and the Bylaws of the Corporation voted in favor of said amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Lattice Semiconductor Corporation has duly caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by                     , its                 , this     day of             , 2009.

LATTICE SEMICONDUCTOR CORPORATION

By:
Name:
Title:

A-1

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH.

(REV 10/08)

1 ELECTION OF DIRECTORS

FOR AGAINST ABSTAIN

Nominees: FOR

ALL WITHHOLD

FOR ALL EXCEPTIONS 2 Vote to amend our Restated Certificate of Incorporation to effect declassification of our board of directors over the next three years

Please mark

your votes as

indicated in

this example

Nominees: FOR

ALL WITHHOLD

FOR ALL EXCEPTIONS

1 Bruno Guilmart

2 Balaji Krishnamurthy

INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark the

“Exceptions” box above and write that nominee’s name in the space provided below.)

3 Vote to ratify the appointment of KPMG LLP as our independent registered accounting firm for the fiscal year ending January 2, 2010

JOHN M. DOE

Mark Here for Address

Change or Comments

SEE REVERSE

Will Attend Meeting

YES

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

? FOLD AND DETACH HERE ?

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M. Eastern Time the day prior to the annual meeting.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of

proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report to

Stockholders are available at:

http://bnymellon.mobular.net/bnymellon/lscc

RESTRICTED AREA NO COPY OR LOGOS

ABC-1 CORPORATION

JOHN M. DOE

100 SMITH DRIVE

ANYWHERE USA XXXXX-XXXX

INTERNET

HTTP://WWW.EPROXY.COM/LSCC

Use the internet to vote your proxy. Have your proxy card in hand when you acccess the web site.

TELEPHONE

1-866-580-9477

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call

Control number restricted area

3” x 1 ½”

PROXY

Lattice Semiconductor CORPORATION

Annual Meeting of Stockholders – May 5, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Patrick S. Jones and Michael G. Potter, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lattice Semiconductor Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 5, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

? FOLD AND DETACH HERE ?

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Lattice Semiconductor Corporation, now makes it easy and convenient to get current information on your shareholder account.

View account status View payment history for dividends

View certificate history Make address changes

View book-entry information Obtain a duplicate 1099 tax form

Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Address Change /Comments

(mark the corresponding box on the reverse side)

BNYM CORPORATION

P.O. BOX XXXXX

NEW YORK, NY 10203 – XXXX

1”

5 / 8”